Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 490 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity SAI International Index Fund and Fidelity SAI Emerging Markets Index Fund of our reports dated December 11, 2019; Fidelity SAI U.S. Low Volatility Index Fund, Fidelity SAI International Low Volatility Index Fund, and Fidelity SAI Emerging Markets Low Volatility Index Fund of our reports dated December 12, 2019; Fidelity Total International Index Fund, Fidelity U.S. Sustainability Index Fund, and Fidelity SAI International Value Index Fund of our reports dated December 13, 2019,  relating to the financial statements and financial highlights included in the October 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 19, 2019